Exhibit 99.1

Surge Global hires new independent auditor

SOLANA BEACH Calif., September 24, 2008 (PRIME NEWSWIRE) -- Surge Global Energy, Inc. (OTC BB: SRGG.OB - News): Surge Global Energy, Inc. announces that it has hired GPH CPAs, PC, Houston, TX, as its new independent auditors in place of RBSM LLP.

“The Company has begun the process of leasing oil and gas properties and should commence drilling operations before the end of 2008. We had no disagreements with our former auditors and appreciate their past services,” stated E. Jamie Schloss, CEO.

Forward-Looking Statements

Materials in this press release may contain information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts.  They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with a discussion of future operating or financial performance.  In particular, these include statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Many such factors will be important in determining our actual future results.  Consequently, no forward-looking statement can be guaranteed.  Our actual results may vary materially, and there are not guarantees about the performance of our stock.

Any forward-looking statements represent our expectations or forecasts only as of the date they were made and should not be relied upon as representing our expectations or forecasts as of any subsequent date.  We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, even if our expectations or forecasts change.  You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC.  In particular, you should read our most recent Exchange Act Reports on Form 8-K, Quarterly Report on Form 10-Q and Annual Report on Form 10-KSB and the risk factors contained therein.

Contact:
          Surge Global Energy, Inc.
          E. Jamie Schloss, Chief Executive Officer
          858-720-9900
          Surgeglobalshare@aol.com
Source:  Surge Global Energy, Inc.